UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2021

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1851 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value per Share	EXEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 7, 2021, Exelixis, Inc. (“Exelixis”) was notified by Ipsen Pharma SAS (“Ipsen”), its partner in the commercialization and further development of cabozantinib outside of the U.S. and Japan, that, pursuant to the terms of that certain Collaboration and License Agreement dated February 29, 2016, as amended (the “Agreement”) between Exelixis and Ipsen, Ipsen exercised its option to collaborate with Exelixis in the phase 3 COSMIC-311 pivotal trial, which is evaluating cabozantinib versus placebo in patients with radioactive iodine-refractory differentiated thyroid cancer.
Under the terms of the Agreement, Ipsen is now responsible for 35% of the global development costs of COSMIC-311 and is obligated to reimburse Exelixis for these costs, as well as an additional payment calculated as a percentage of the COSMIC-311 development costs, triggered by the timing of the exercise of its option. Ipsen’s decision to exercise its option follows the generation of positive top-line results from COSMIC-311 announced in December 2020. By opting into the trial, Ipsen gains access to the COSMIC-311 results to support potential future regulatory submissions in its territories.
Through the quarter ended April 2, 2021, Exelixis estimates Ipsen’s share of COSMIC-311 development costs, plus the additional payment, to be approximately $40 million. Exelixis is currently evaluating the amount and timing of revenue recognition for the COSMIC-311 development cost reimbursements. With the COSMIC-311 opt-in, Ipsen currently reimburses Exelixis for clinical development costs for the following trials: CheckMate -9ER, COSMIC-021, COSMIC-312, CONTACT-01, CONTACT-02, and COSMIC-311. Exelixis records these reimbursements as Collaboration Revenues.
This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to the amount and timing of the recognition of development cost reimbursements from Ipsen. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: Exelixis’ dependence on its relationships with Ipsen, including Ipsen’s adherence to its obligations under the Agreement and the level of their investment in the resources necessary to complete COSMIC-311 or successfully commercialize cabozantinib in the territories where it is approved; and those other risks discussed under the caption “Risk Factors” in Exelixis’ Quarterly Report on Form 10-Q for the quarter ended April 2, 2021, filed with the Securities and Exchange Commission on May 6, 2021. Exelixis undertakes no duty to update these statements other than to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

May 11, 2021	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel